Exhibit 3.63

CERTIFICATE OF FORMATION

OF

QUALITY TECHNOLOGY SERVICES SACRAMENTO II, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company is:

Quality Technology Services Sacramento II, LLC

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., in the City of Wilmington, County of New Castle 19801. The name of the registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 11, 2012.

/s/ R. Matthew Garms
R. Matthew Garms, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:34 PM 12/11/2012
FILED 05:03 PM 12/11/2012
SRV 121325264 - 5256793 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:00 PM 03/25/2013
FILED 12:00 PM 03/25/2013
SRV 130361135 - 5256793 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.          The name of the limited liability company is Quality Technology Services Sacramento II, LLC.

2.          The Registered Office of the limited liability company in the State of Delaware is changed to 1675 S. State, Ste B (street), in the City of Dover, Zip Code   19901. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Capitol Services Inc.

By:	/s/ Shirley E. Goza
Authorized Person

Name:	Shirley E. Goza
Print or Type